UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 6, 2008

SONUS PHARMACEUTICALS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-21243	95-4343413
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No)

1522 217th Place S.E., Bothell, Washington 98021

(Address of principal executive offices)

(425) 487-9500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01                                             Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On November 7, 2007, the Company reported on Form 8-K that it had received a notice from The NASDAQ Stock Market (“NASDAQ”) indicating that it did not comply with the minimum $1.00 per share bid price requirement for continued inclusion under Marketplace Rule 4450(a)(5) (the “Rule”). Therefore, in accordance with Marketplace Rule 4450(e)(2), the Company was told that it had 180 calendar days, or until May 5, 2008, to regain compliance.

The Company has not regained compliance with the Rule.  As a result, on May 6, 2008, the Company received a determination letter from NASDAQ stating that its common stock would be delisted unless the Company appeals the delisting determination.  The Company intends to appeal NASDAQ’s determination to delist its common stock to a NASDAQ Listing Qualifications Panel.  There is no assurance that a Nasdaq Listing Qualifications Panel will grant the Company’s request for continued listing.  During the appeal process, the Company’s common stock will continue to trade on The Nasdaq Global Market.

The Company issued a press release on May 9, 2008 regarding the determination letter that it received from NASDAQ.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 99.1 Press release issued by Sonus Pharmaceuticals, Inc. on May 9, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONUS PHARMACEUTICALS, INC.

Date: May 9, 2008	By:	/s/ Alan Fuhrman
Alan Fuhrman
Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Press release issued by Sonus Pharmaceuticals, Inc. on May 9, 2008.